Exhibit 99.1

HubSpot Reports Q3 2021 Results

CAMBRIDGE, MA (November 3, 2021) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the third quarter ended September 30, 2021.

Financial Highlights:

Revenue

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Total revenue was $339.2 million, up 49% compared to Q3'20.
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Subscription revenue was $329.0 million, up 49% compared to Q3'20.
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Professional services and other revenue was $10.2 million, up 39% compared to Q3'20.

Operating Income (Loss)

●
GAAP operating margin was (4.4%), compared to (6.8%) in Q3'20.
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Non-GAAP operating margin was 9.7%, compared to 7.2% in Q3'20.
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GAAP operating loss was ($14.9) million, compared to ($15.5) million in Q3'20.
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Non-GAAP operating income was $32.9 million, compared to $16.5 million in Q3'20.

Net Income (Loss)

●
GAAP net loss was ($13.7) million, or ($0.29) per basic and diluted share, compared to ($22.5) million, or ($0.49) per basic and diluted share in Q3'20.
●
Non-GAAP net income was $25.6 million, or $0.54 per basic and $0.50 per diluted share, compared to $13.6 million, or $0.30 per basic and $0.28 per diluted share in Q3'20.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 47.0 million, compared to 45.6 million basic and diluted shares in Q3'20.
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Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 47.0 million and 50.8 million respectively, compared to 45.6 million and 49.0 million, respectively in Q3'20.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.3 billion as of September 30, 2021.
●
The company generated $54.1 million of operating cash flow, excluding the $11.4 million used for the repayment of our convertible notes, compared to $38.7 million during Q3'20.
●
The company generated $38.2 million of free cash flow, compared to $25.3 million during Q3'20.

Additional Recent Business Highlights

●
Grew total customers to 128,144 at September 30, 2021, up 34% from September 30, 2020.
●
Total average subscription revenue per customer was $10,536 during the third quarter of 2021, up 9% compared to the third quarter of 2020.

“At this year’s annual Analyst Day, I provided an overview of our long-term growth strategy and introduced the four strategic pillars that are guiding our investments into the future,” said Yamini Rangan, Chief Executive Officer at HubSpot. “We’ve been well-positioned to meet the evolving needs of our customers this year, as evidenced by another quarter of impressive results. Our long-term strategy, coupled with the enterprise-grade product announcements we made at INBOUND, give us a solid foundation to continue that momentum and finish out the year strong.”

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Business Outlook
Based on information available as of November 3, 2021, HubSpot is issuing guidance for the fourth quarter of 2021 and full year 2021 as indicated below.

Fourth Quarter 2021:

•
Total revenue is expected to be in the range of $356 million to $358 million.
•
Non-GAAP operating income is expected to be in the range of $34 million to $36 million.
•
Non-GAAP net income per common share is expected to be in the range of $0.52 to $0.54. This assumes approximately 50.9 million weighted average diluted shares outstanding.

Full Year 2021:

•
Total revenue is expected to be in the range of $1,287 million to $1,289 million.
•
Non-GAAP operating income is expected to be in the range of $113 million to $115 million.
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Non-GAAP net income per common share is expected to be in the range of $1.76 to $1.78. This assumes approximately 50.7 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday November 3, 2021 at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (800) 770-2030 (domestic) or (647) 362-9199 (international). The replay passcode is 41811. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 128,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter of and full year 2021; and statements regarding our positioning for future growth and market leadership; statements regarding expected market trends, future investments, and opportunities. These forward-looking

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statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, our workforce and operations, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$288,334	$378,123
Short-term investments	882,340	873,073
Accounts receivable	126,673	126,433
Deferred commission expense	57,475	44,576
Prepaid expenses and other current assets	56,242	34,716
Total current assets	1,411,064	1,456,921
Long-term investments	114,738	30,697
Property and equipment, net	94,727	101,123
Capitalized software development costs, net	37,982	24,943
Right-of-use assets	285,273	275,893
Deferred commission expense, net of current portion	37,642	28,296
Other assets	25,570	13,893
Intangible assets, net	11,075	10,282
Goodwill	47,404	31,318
Total assets	$2,065,475	$1,973,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,944	$13,540
Accrued compensation costs	64,319	44,054
Accrued expenses and other current liabilities	64,691	37,184
Convertible senior notes	21,269	7,837
Operating lease liabilities	25,216	30,020
Deferred revenue	372,381	312,866
Total current liabilities	549,820	445,501
Operating lease liabilities, net of current portion	289,536	279,664
Deferred revenue, net of current portion	3,498	3,636
Other long-term liabilities	11,833	10,811
Convertible senior notes, net of current portion	378,795	471,099
Total liabilities	1,233,482	1,210,711
Stockholders’ equity:
Common stock	47	46
Additional paid-in capital	1,375,982	1,241,167
Accumulated other comprehensive income	591	4,603
Accumulated deficit	(544,627)	(483,161)
Total stockholders’ equity	831,993	762,655
Total liabilities and stockholders’ equity	$2,065,475	$1,973,366

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Subscription	$328,975	$221,058	$899,661	$608,702
Professional services and other	10,220	7,327	31,688	22,259
Total revenue	339,195	228,385	931,349	630,961
Cost of revenues:
Subscription	57,547	33,181	152,533	93,316
Professional services and other	12,059	9,422	34,685	26,348
Total cost of revenues	69,606	42,603	187,218	119,664
Gross profit	269,589	185,782	744,131	511,297
Operating expenses:
Research and development	78,473	54,456	218,973	150,026
Sales and marketing	170,016	119,299	468,836	324,230
General and administrative	36,027	27,488	102,883	80,228
Total operating expenses	284,516	201,243	790,692	554,484
Loss from operations	(14,927)	(15,461)	(46,561)	(43,187)
Other expense:
Interest income	230	958	1,046	7,150
Interest expense	(7,798)	(7,062)	(24,376)	(29,823)
Other income (expense)	9,877	(7)	11,064	(1,152)
Total other income (expense)	2,309	(6,111)	(12,266)	(23,825)
Loss before income tax expense	(12,618)	(21,572)	(58,827)	(67,012)
Income tax expense	(1,117)	(926)	(2,639)	(2,603)
Net loss	$(13,735)	$(22,498)	$(61,466)	$(69,615)
Net loss per share, basic and diluted	$(0.29)	$(0.49)	$(1.31)	$(1.57)
Weighted average common shares used in computing basic and diluted net loss per share:	47,044	45,627	46,752	44,346

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Activities:
Net loss	(13,735)	$(22,498)	$(61,466)	$(69,615)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	11,452	9,384	33,188	27,067
Stock-based compensation	44,987	31,186	120,847	90,022
Loss on early extinguishment of 2022 Convertible Notes	1,736	—	4,824	10,493
Repayment of 2022 Convertible Notes attributable to the debt discount	(11,429)	—	(24,457)	(48,675)
Gain on strategic investments	(10,717)	—	(11,739)	—
Gain on termination of operating leases	(4,276)	—	(4,276)	—
Loss on disposal of fixed assets	6,468	—	6,468	—
Benefit from deferred income taxes	(201)	(314)	(1,321)	(736)
Amortization of debt discount and issuance costs	5,603	6,526	18,115	18,188
Amortization (accretion) of bond discount	1,273	(226)	2,943	(3,716)
Unrealized currency translation	323	(305)	603	(121)
Changes in assets and liabilities
Accounts receivable	(11,189)	(6,311)	(2,249)	(380)
Prepaid expenses and other assets	545	(2,176)	(7,149)	(22,596)
Deferred commission expense	(7,969)	(5,514)	(24,371)	(11,351)
Right-of-use assets	8,401	9,184	26,948	22,582
Accounts payable	(10,682)	1,233	(11,951)	3,070
Accrued expenses and other liabilities	22,651	13,336	38,184	13,780
Operating lease liabilities	(8,048)	(9,202)	(26,422)	(21,516)
Deferred revenue	17,460	14,364	66,825	21,492
Net cash and cash equivalents provided by operating activities	42,653	38,667	143,544	27,988
Investing Activities:
Purchases of investments	(383,268)	(410,414)	(1,037,331)	(1,377,442)
Maturities of investments	344,174	303,268	940,776	1,013,270
Sale of investments	—	—	—	10,932
Equity method investment	—	—	(3,100)	—
Acquisition of a business, net of cash acquired	—	—	(16,810)	—
Purchases of property and equipment	(6,653)	(7,856)	(17,399)	(27,753)
Capitalization of software development costs	(9,217)	(5,481)	(25,638)	(15,644)
Purchases of strategic investments	(4,000)	(1,000)	(10,202)	(2,000)
Net cash and cash equivalents used in investing activities	(58,964)	(121,483)	(169,704)	(398,637)
Financing Activities:
Proceeds from issuance of 2025 Convertible Notes, net of issuance costs paid of $9.9 million	—	(491)	—	450,123
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	4	—	729	362,492
Payments for settlement of Warrants related to the 2022 Convertible Notes	—	—	—	(327,543)
Repayment of 2022 Convertible Notes attributable to the principal	(35,019)	—	(80,428)	(234,366)
Payments for Capped Call Options related to the 2025 Convertible Notes	—	—	—	(50,600)
Employee taxes paid related to the net share settlement of stock-based awards	(4,815)	(2,437)	(11,728)	(4,637)
Proceeds related to the issuance of common stock under stock plans	9,256	7,048	34,124	22,256
Repayments of finance lease obligations	—	—	—	(28)
Net cash and cash equivalents (used in) provided by financing activities	(30,574)	4,120	(57,303)	217,697
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,117)	2,505	(6,326)	2,361
Net increase in cash, cash equivalents and restricted cash	(50,002)	(76,191)	(89,789)	(150,591)
Cash, cash equivalents and restricted cash, beginning of period	341,365	204,115	381,152	278,515
Cash, cash equivalents and restricted cash, end of period	$291,363	$127,924	$291,363	$127,924

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP operating loss	$(14,927)	$(15,461)	$(46,561)	$(43,187)
Stock-based compensation	44,987	31,186	120,847	90,022
Amortization of acquired intangible assets	326	462	1,008	2,260
Acquisition related expenses	350	340	1,917	1,191
Gain on termination of operating leases	(4,276)	—	(4,276)	—
Loss on disposal of fixed assets	6,468	—	6,468	—
Non-GAAP operating income	$32,928	$16,527	$79,403	$50,286

GAAP operating margin	(4.4%)	(6.8%)	(5.0%)	(6.8%)
Non-GAAP operating margin	9.7%	7.2%	8.5%	8.0%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(13,735)	(22,498)	$(61,466)	$(69,615)
Stock-based compensation	44,987	31,186	120,847	90,022
Amortization of acquired intangibles assets	326	462	1,008	2,260
Acquisition related expenses	350	340	1,917	1,191
Gain on termination of operating leases	(4,276)	—	(4,276)	—
Loss on disposal of fixed assets	6,468	—	6,468	—
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,603	6,526	18,115	18,188
(Gain on) impairment of strategic investments	(10,717)	—	(11,739)	250
Loss on early extinguishment of 2022 Convertible Notes	1,736	—	4,824	10,493
Loss on equity method investment	137	—	221	—
Income tax effects of non-GAAP items	(5,282)	(2,462)	(13,073)	(8,475)
Non-GAAP net income	$25,597	13,554	$62,846	$44,314

Non-GAAP net income per share:
Basic	$0.54	$0.30	$1.34	$1.00
Diluted	$0.50	$0.28	$1.24	$0.92
Shares used in non-GAAP per share calculations
Basic	47,044	45,627	46,752	44,346
Diluted	50,804	48,961	50,628	48,348

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2021					2020
	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$57,547	$12,059	$78,473	$170,016	$36,027	$33,181	$9,422	$54,456	$119,299	$27,488
Stock -based compensation	(1,660)	(748)	(18,449)	(17,302)	(6,828)	(1,140)	(652)	(10,244)	(13,300)	(5,850)
Amortization of acquired intangible assets	(234)	—	—	(92)	—	(442)	—	—	(20)	—
Acquisition related expenses	—	—	(337)	—	(13)	—	—	(340)	—	—
Gain on termination of operating leases	395	275	1,346	1,839	421	—	—	—	—	—
Loss on disposal of fixed assets	(600)	(415)	(2,036)	(2,781)	(636)	—	—	—	—	—
Non-GAAP expense	$55,448	$11,171	$58,997	$151,680	$28,971	$31,599	$8,770	$43,872	$105,979	$21,638

GAAP expense as a percentage of revenue	17.0%	3.6%	23.1%	50.1%	10.6%	14.5%	4.1%	23.8%	52.2%	12.0%
Non-GAAP expense as a percentage of revenue	16.3%	3.3%	17.4%	44.7%	8.5%	13.8%	3.8%	19.2%	46.4%	9.5%

	Nine Months Ended September 30,
	2021					2020
	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs-cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$152,533	$34,685	$218,973	$468,836	$102,883	$93,316	$26,348	$150,026	$324,230	$80,228
Stock -based compensation	(4,556)	(2,270)	(45,014)	(49,902)	(19,105)	(3,114)	(1,885)	(29,063)	(36,984)	(18,976)
Amortization of acquired intangible assets	(709)	—	—	(299)	—	(2,201)	—	—	(59)	—
Acquisition related expenses	—	—	(1,021)	(367)	(529)	—	—	(1,001)	—	(190)
Gain on termination of operating leases	395	275	1,346	1,839	421	—	—	—	—	—
Loss on disposal of fixed assets	(600)	(415)	(2,036)	(2,781)	(636)	—	—	—	—	—
Non-GAAP expense	$147,063	$32,275	$172,248	$417,326	$83,034	$88,001	$24,463	$119,962	$287,187	$61,062

GAAP expense as a percentage of revenue	16.4%	3.7%	23.5%	50.3%	11.0%	14.8%	4.2%	23.8%	51.4%	12.7%
Non-GAAP expense as a percentage of revenue	15.8%	3.5%	18.5%	44.8%	8.9%	13.9%	3.9%	19.0%	45.5%	9.7%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP subscription margin	$271,428	$187,877	$747,128	$515,386
Stock -based compensation	1,660	1,140	4,556	3,114
Amortization of acquired intangible assets	234	442	709	2,201
Gain on termination of operating leases	(395)	—	(395)	—
Loss on disposal of fixed assets	600	—	600	—
Non-GAAP subscription margin	$273,527	$189,459	$752,598	$520,701

GAAP subscription margin percentage	82.5%	85.0%	83.0%	84.7%
Non-GAAP subscription margin percentage	83.1%	85.7%	83.7%	85.5%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$42,653	$38,667	$143,544	$27,988
Purchases of property and equipment	(6,653)	(7,856)	(17,399)	(27,753)
Capitalization of software development costs	(9,217)	(5,481)	(25,638)	(15,644)
Repayment of 2022 Convertible Notes attributable to the debt discount	11,429	—	24,457	48,674
Free cash flow	$38,212	$25,330	$124,964	$33,265

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$42,653	$38,667	$143,544	$27,988
Repayment of 2022 Convertible Notes attributable to the debt discount	11,429	—	24,457	48,674
Operating cash flow, excluding repayment of convertible debt	$54,082	$38,667	$168,001	$76,662

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2021	Year Ended December 31, 2021
GAAP operating income range	($10,266)-($8,266)	($55,102)-($53,102)
Stock-based compensation	43,831	162,564
Amortization of acquired intangible assets	323	1,330
Acquisition related expenses	112	2,016
Gain on termination of operating leases	—	(4,276)
Loss on disposal of fixed assets	—	6,468
Non-GAAP operating income range	$34,000-$36,000	$113,000-$115,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
GAAP net loss range	($17,570)-($16,320)	($76,969)-($75,719)
Stock-based compensation	43,831	162,564
Amortization of acquired intangible assets	323	1,330
Acquisition related expenses	112	2,016
Gain on termination of operating leases	—	(4,276)
Loss on disposal of fixed assets	—	6,468
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,406	23,519
(Gain on) impairment of strategic investments	—	(11,739)
Loss on early extinguishment of 2022 Convertible Notes	—	4,824
Loss on equity method investment	—	221
Income tax effects of non-GAAP items	(5,402)-(5,652)	(18,458)-(18,708)
Non-GAAP net income range	$26,700-$27,700	$89,500-$90,500

GAAP net income per basic and diluted share	($0.37)-($0.34)	($1.53)-($1.51)
Non-GAAP net income per diluted share	$0.52-$0.54	$1.76-$1.78

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, gain or loss on strategic investment, gain on termination of operating leases, gain or loss on disposal of fixed assets, gain or loss on equity method investment, loss on early extinguishment of 2022 Convertible Notes, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, lease terminations or amendments, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount from operating cash flow provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial

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and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, gain or loss on strategic investments, gain or loss on equity method investment, gain or loss on disposal of fixed assets, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.
In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

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In the three months ended September 30, 2021, the Company settled $46.4 million of the principal balance of the 2022 Notes in cash and in the nine months ended September 30, 2021, the Company settled $103.6 million of the principal balance of the 2022 Notes in cash. In connection with these settlements, the Company recorded a $1.7 million and $4.8 million loss on early extinguishment of debt in the three and nine months ended September 30, 2021. The loss represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $11.4 million and $24.5 million of the repayment of convertible notes that is attributable to debt discount was classified as cash used in operating activities in the three and nine months ended September 30, 2021. Throughout the remainder of 2021 and until the maturity of the notes that are due in 2022, the Company has repaid, and will continue to repay early conversions of these notes. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Gain on termination of operating leases results from early lease terminations and related improvement reimbursements from landlords being recorded as income. Loss on fixed assets result from the disposal of property and equipment associated with early lease terminations. As we generally fulfill our obligations for the full lease term and use these assets for their full useful lives, we believe these activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these transactions provides for a useful comparison of our operating results to prior periods and to our peer companies.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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